UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry Into a Materially Definitive Agreement.

On April 21, 2021, but effective January 1, 2021, Catarina Midstream, LLC (“Evolve”), a wholly-owned subsidiary of Evolve Transition Infrastructure LP, entered into that certain Gas Lift Agreement (the “Gas Lift Agreement”) with SN Catarina, LLC (“Mesquite”).  Pursuant to the Gas Lift Agreement, (i) Evolve will provide certain gas lift services ancillary to Mesquite’s oil and gas operations on the Piloncillo Ranch in South Texas, and (ii) Mesquite will pay a per-Mcf gas lift fee based on the volume of Evolve’s compressed gas delivered to Mesquite in connection with the provision of such gas lift services. The initial term of the Gas Lift Agreement is one year and it will continue on a year-to-year basis thereafter unless terminated by Evolve or Mesquite at least 60 days prior to the expiration of the initial term or any successive one-year term. Under the terms of the Gas Lift Agreement, each of the parties provided general representations and warranties and indemnification to the other party.

The foregoing description of the Gas Lift Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Gas Lift Agreement, entered into on April 21, 2021 but effective January 1, 2021, by and between SN Catarina, LLC and Catarina Midstream, LLC.*

* Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: April 26, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary